UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): March 31, 2010

JIANGBO PHARMACEUTICALS, INC.
(Exact name of registrant as specified in charter)

Florida
(State or other jurisdiction of incorporation)

333-86347	65-1130026
(Commission File Number)	(IRS Employer Identification No.)

Middle Section, Longmao Street, Area A, Laiyang Waixiangxing Industrial Park
Laiyang City, Yantai, Shandong Province, People’s Republic of China 265200

(Address of principal executive offices and zip code)

(0086) 535-7282997

(Registrant's telephone number including area code)

GENESIS PHARMACEUTICALS ENTERPRISES, INC.

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a material Definitive Agreement.

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2010, on October 27, 2009, Laiyang Jiangbo Pharmaceuticals, Co., Ltd., a PRC entity (“Laiyang Jiangbo”) that Jiangbo Pharmaceuticals, Inc. (the “Company”) operates, controls and beneficially owns the pharmaceutical business of, entered into a Contract for Transfer of State-Owned Construction Land Use Right (the “Contract”) with the Land and Resources Bureau of Laiyang City (the “Transferor”) pursuant to which the Transferor transferred the right to use a 385,800 square meter parcel of useful life of state-owned construction land to Laiyang Jiangbo for a period of 50-years starting from the date of the execution of the Contract.  On March 31, 2010, the Contract was amended to eliminate the requirements that (i) total investment shall be no less than RMB868,200,000 (approximately US$127,365,000 ); and (ii) the investment intensity shall be no less than RMB3,000 per square meter. All the other provisions of the Contract remain unaffected and in full force. The Company issued a press release on April 12, 2010 announcing the amendment to the Contract. A copy of the press release is filed herewith as Exhibit 99.1 to this current report and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JIANGBO PHARMACEUTICALS, INC.

By:	/s/ Wubo Cao
Name:	Wubo Cao
Title:	Chief Executive Officer

Dated: April 12, 2010